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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-74618) of Annaly Mortgage Management, Inc. on Form S-3 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of Annaly Mortgage Management, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
New York, New York
June 12, 2002